Exhibit 23.2
Consent of Kabani & Company






                CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement on Form S-8 of Datalogic International, Inc. of our report dated March 8, 2004 on our audit of the consolidated financial statements of Datalogic International, Inc. as of December 31, 2003, and the results of its operations and cash flows for the year ended December 31, 2003.






/S/ Kabani & Company, Inc.
-----------------------------
Kabani & Company, Inc.
Fountain Valley, California

August 20, 2004